EXHIBIT 99.2

GENERAL RELEASE AND SETTLEMENT AGREEMENT

           This GENERAL RELEASE AND SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of this 28th day of April, 2004 (the “Effective Date”), by and between JOHN W. DWYER (herein “Dwyer”) and BALLY TOTAL FITNESS HOLDING CORPORATION (herein “BTFHC” or “Company”) with reference to the following:

           WHEREAS, Dwyer has been employed by BTFHC, a Delaware corporation, pursuant to an employment agreement that commenced January 1, 2003 (herein the “Employment Agreement”);

           WHEREAS, Dwyer has elected to resign from BTFHC as Chief Financial Officer and as a Board member of the Company;

           WHEREAS, BTFHC and Dwyer wish to conclude Dwyer’s employment with BTFHC on an amicable basis, providing Dwyer with the economic terms set forth herein during a consulting period following his resignation;

           NOW THEREFORE, in consideration of the foregoing, the terms and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dwyer and BTFHC mutually covenant and agree as follows:

           A.     DEFINITIONS.     “Bally Total Fitness Holding Corporation,” “BTFHC” and “Company” each includes the Bally Total Fitness Holding Corporation and its affiliates, parents, subsidiaries, divisions, related entities, and successors and assigns, and their respective past and present officers, directors (or, in the case of limited liability companies, its members), agents, employees, trustees, beneficiaries, managers, attorneys, representatives, predecessors and affiliates of every kind and nature and their respective heirs, administrators, executors, successors and assigns. “Dwyer” includes John W. Dwyer, his agent(s), and all of his heirs, assigns and representatives.

           B.     TERMINATION OF EMPLOYMENT.     Dwyer’s employment with BTFHC shall terminate effective April 28, 2004 (herein the “Termination Date”).

           C.     ROLE AS CONSULTANT.

                     1.     During the period commencing on the Termination Date and ending on December 31, 2005 (herein the “Consulting Period”), Dwyer shall serve as a consultant to BTFHC, it being understood that Dwyer’s consulting duties shall be limited to activities necessary to transition his former responsibilities as Chief Financial Officer, Dwyer’s full cooperation in connection with any investigation or proceeding by any governmental agency or self-regulatory organization and any related governmental or private litigation, and any other assistance to BTFHC as contemplated by paragraph 6(e) of the Employment Agreement. Provided Dwyer is permitted a reasonable period of time to remove his personal possessions from the premises of BTFHC, Dwyer shall not appear on the premises of BTFHC unless specifically requested to do so by BTFHC’s President and/or Chief Executive Officer and/or General Counsel. Dwyer agrees to exercise good faith during the Consulting Period, and shall affirmatively and timely notify BTFHC through its President and/or Chief Executive Officer and/or General Counsel of any specific obligations that may be required of the Company during the Consulting Period or thereafter. Except as authorized in writing by BTFHC’s President and/or Chief Executive Officer and/or General Counsel, Dwyer shall not represent to any BTFHC customer, business associate, vendor, consultant, financial institution, accountant, investor, shareholder, bondholder, investment banker or any other person or entity, that he has authority to act or communicate in any manner whatsoever on behalf of BTFHC.

                     2.     BTFHC reserves the right to terminate the consulting agreement and terminate the compensation and benefits as described herein for “cause.” If the consulting agreement is terminated pursuant to this Section C.2., the date of such termination shall modify the definition of “Consulting Period” and shall be the last day of the Consulting Period. For purposes of this Agreement, “cause” shall be defined as Dwyer being found by a final, unappealable judgment or court or administrative order to have violated any law based upon his acts or omissions in connection with his employment by and/or service as a director of the Company, or if Dwyer pleads guilty or no contest to, or if Dwyer consents or confesses to entry of a cease and desist, injunctive or similar court or administrative order arising from or relating to an alleged violation of law based upon his acts or omissions in connection with his employment and/or as a Director. “Cause” also shall be defined as the good faith determination by BTFHC that during his employment Dwyer engaged in fraud, dishonesty, illegal conduct or gross misconduct and/or during the Consulting Period Dwyer has failed to perform his duties as required by this Agreement.

                     3.     This Agreement shall also be notice to BTFHC that Dwyer resigns from his position as a member of the Company’s Board of Directors and from any committee thereof, and from any other position (as an officer, board member or otherwise) he may hold with any affiliate or subsidiary of BTFHC, with each such resignation effective as of his Termination Date. Dwyer agrees to execute any documents necessary to effectuate such resignation(s).

           D.     COMPENSATION AND OTHER ECONOMIC TERMS.

                     1.     Consistent with the terms of Dwyer’s Employment Agreement, during the Consulting Period, BTFHC agrees to provide compensation to Dwyer in the annualized amount of $475,000, less applicable deductions for state and federal withholding and other authorized deductions, and such continued compensation shall be made by direct deposit in the same manner made as Dwyer’s regular compensation payments during his employment at the Company.

                     2.     As full satisfaction of any other potential payments to Dwyer based on the terms of his Employment Agreement, BTFHC shall pay Dwyer a total amount of $200,000, less applicable deductions for state and federal withholding and other authorized deductions, it being agreed that Dwyer shall receive such payment as follows: (1) a payment in the amount of $100,000 (less deductions) on or before the tenth (10th) day after the Termination Date and (2) a second payment in the amount of $100,000 (less deductions) on or before April 15, 2005.

                     3.     BTFHC will reimburse Dwyer for the reasonable, ordinary, and necessary expenses incurred by him in connection with consulting services provided to the Company during the term of the Consulting Period, including but not limited to reasonable cellular telephone charges, reasonable internet access charges and reasonable travel-related expenses. Dwyer shall provide BTFHC with an accounting of his expenses and such supporting documentation and other substantiation of reimbursable expenses as will conform to BTFHC’s policy and to the Internal Revenue Service or other requirements.

                     4.     Effective as of the initial opening of the trading window under BTFHC’s insider trading policy following the public announcement of BTFHC’s first quarter 2004 financial results, all restrictions on the 100,000 shares of stock subject to the May 15, 2003 Restricted Stock Award Agreement between BTFHC and Dwyer shall be removed and any certificate or certificates for such shares held by BTFHC shall be delivered to Dwyer.

                     5.     Any non-qualified options with respect to BTFHC common stock that have vested to Dwyer as of the Termination Date shall remain exercisable by him through the ninetieth (90th) day following the last day of the Consulting Period, but not beyond the original term of such option. Any non-qualified options with respect to BTFHC common stock that have not vested to Dwyer as of the Termination Date shall be forfeited.

                     6.     During the Consulting Period, BTFHC agrees to continue to provide Dwyer an annualized car allowance in the amount of $15,000, and such payments shall be made in the same manner as made to Dwyer prior to his Termination Date.

                     7.     It is understood and agreed that each of Dwyer’s current welfare benefits shall be continued in full force and effect during the Consulting Period or until Dwyer obtains comparable coverage under a similar benefit plan as an employee, whichever first occurs.

                     8.     Effective as of the Termination Date, Dwyer shall be entitled to cash out or roll over his vested balance in the BTFHC 401(k) plan and supplemental retirement plan (approximately $486,914.83 in the supplemental plan), consistent with the terms of each plan. Neither Dwyer nor BTFHC shall make any further contributions into BTFHC’s 401(k) plan or supplemental retirement plan on Dwyer’s behalf.

           E.     NONDISCLOSURE.     Unless BTFHC publicly discloses the terms of this Agreement, Dwyer agrees that the existence, terms and content of this General Release and Settlement Agreement shall be and remain confidential and shall not be disclosed to any other person, corporation or organization, except: (i) members of Dwyer’s immediate family, and Dwyer’s accountant(s) and attorney(s) (all of whom shall be directed to refrain from disclosing the existence, terms and content of this Agreement); (ii) the Internal Revenue Service and/or applicable state agency, and any applicable courts or administrative agencies as necessary in connection with tax returns, tax audits or other requests for information from such agencies; or (iii) as required by law or the rules and regulations of the Securities and Exchange Commission in connection with that agency’s inquiries into actions by BTFHC or Dwyer. Dwyer represents to BTFHC that to date he has not disclosed the terms or content of this General Release and Settlement Agreement to any other person.

           Dwyer understands and agrees that if he violates the undertakings regarding non-disclosure and confidentiality, as set forth in this paragraph, then the Company is entitled to recover, as liquidated damages and not as a penalty, the sum of $25,000 for each violation of its rights hereunder. Any action concerning the foregoing shall be based on the terms of Section Q of this Agreement.

           F.     ADDITIONAL OBLIGATIONS OF PARTIES.     In consideration of the mutual obligations made herein, the parties additionally agree to the following:

                     1.     No Other Charges or Complaints.

                            (a)     Dwyer represents that as of the Effective Date he has no grounds on which to file any complaint, charge or lawsuit against BTFHC with any government agency or any court and that he has not filed any complaint, charge or lawsuit against BTFHC with any government agency or any court. Dwyer further represents that he will not file any such complaint, charge or lawsuit at any time hereafter in connection with any claims based on any event preceding the execution of this Agreement, including any claim related to Dwyer’s employment, termination or association with BTFHC. Dwyer further represents that he will not join in any current or future claims, litigation or grievances by any current or former employee(s) of BTFHC, and he will not provide information concerning BTFHC or his employment at BTFHC to any person involved in any threatened or actual claims against BTFHC. Further, he will not testify in any proceedings or participate in any manner in such proceedings against BTFHC absent a lawful subpoena, but in any event he will not testify concerning the terms of this Agreement, including the negotiations leading up to this Agreement, absent a court order compelling such testimony. Dwyer further agrees to notify BTFHC, through its attorney, Barry A. Hartstein, in the event that he is served with any subpoena relating to his employment at BTFHC.

                            (b)     BTFHC represents that it has not filed any complaint, charge or lawsuit against Dwyer with any government agency or any court. BTFHC further represents that it will not do so at any time hereafter in connection with any claims based on any event preceding the execution of this Agreement, including any claim related to Dwyer’s employment, termination or association with BTFHC, except for any such action based on conduct by Dwyer which constitutes “cause” as defined in Section C.2. above.

                     2.     Release and Covenant Not to Sue or Institute Charges.

                            (a)     Except as otherwise set forth herein, Dwyer does hereby fully release, remise, quitclaim and forever discharge BTFHC from any and all liability claims (including, without limitation, claims for front pay, back pay, compensatory and punitive damages), demands, debts, dues, sums of money, costs, expenses, attorneys’ fees, accounts, promises, trespasses, judgments, executions, suits, grievances, controversies, agreements, damages, actions and causes of action of any type or nature whatsoever, cognizable at law or in equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, which Dwyer now has or claims, or might hereafter have or claim, against BTFHC based upon or arising out of any matter, cause, act, omission or thing whatsoever, occurring at any time prior to the execution of this Agreement. This release includes, without limiting the generality of the foregoing, any rights, claims, demands, actions or causes of action under the common law of any state and/or federal, state and local laws, ordinances, rules or regulations (including, without limitation, contract or tort law) arising directly or indirectly out of Dwyer’s employment with, service as a member of the board of directors of, and/or termination of his employment from BTFHC, including without limiting the generality of the foregoing, any claims for severance pay, vacation pay, bonuses or outplacement, and any claims, demands or actions under the Illinois Human Rights Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any other federal, state or local statute, ordinance, rule or regulation regarding employment, discrimination in employment, or the termination of employment, and the common law of any state relating to any contract or tort claims, including but not limited to claims involving alleged interference with employment, defamation, retaliatory discharge, breach of BTFHC policies or procedures, and/or any other claims up through the Effective Date of this Agreement.

                            (b)     This release shall be deemed to apply to all claims and other things so remised, released and discharged under all of the above terms regardless of whether or not any such claim or other thing shall have been known to or anticipated by Dwyer on the date of this Agreement, it being the intention of the parties that BTFHC shall not have any liability or obligation of any kind or character whatsoever to Dwyer by reason of any agreement made, any duty owed, or any act or failure to act occurring on or prior to the date of this Agreement, except as otherwise provided herein.

                            (c)     In the event that BTFHC files a complaint in any judicial forum against Dwyer, Section F.2(a) above shall not apply to any counterclaim by Dwyer against BTFHC, provided, that, notwithstanding the foregoing, (i) Section F.2(a) shall apply in the event BTFHC’s complaint is solely to enforce the terms of this Agreement and (ii) under no circumstances shall any counterclaim by Dwyer relate to Section D of this Agreement or to the Employment Agreement. For purposes of the immediately preceding sentence, (x) the term “BTFHC” shall mean only BTFHC as a corporation and its subsidiaries and not as defined in Section A above and (y) a derivative claim brought on behalf of BTFHC shall not constitute a complaint filed by BTFHC.

                     3.     Termination of Employment and Waiver of Re-Employment.

                            (a)     The parties agree that Dwyer’s employment will be deemed to end at the Termination Date and that payment of the amounts set forth in this Agreement shall, except as otherwise set forth herein, constitute full payment for all compensation and benefits to which he will be entitled up through the Termination Date, except that Dwyer’s right to continuation of health and dental benefits shall continue in the same manner as if he remained in employment during the Consulting Period, subject to offset as described in Section D.6, and any notice obligation under COBRA shall be viewed as commencing at the conclusion of the Consulting Period or at the time of any offset.

                            (b)     As further consideration for the benefits provided herein, Dwyer agrees that he will not knowingly seek or apply for re-employment at BTFHC now or in the future. Dwyer waives any rights he might have or hereafter obtain for employment by BTFHC or to any claim that he might have against BTFHC as a result of its refusal to employ him.

                     4.     Return of Company Property.

                            By executing this General Release, Dwyer agrees, except as otherwise provided herein, that all Company property in his possession or control will be returned to the Company on or prior to the Termination Date. Such property shall include, without limitation, all documents, internal memoranda and records of any nature relating to his employment at BTFHC (other than documents relating to compensation and employee benefits based on his employment at BTFHC), together with all copies thereof, and all BTFHC office equipment and keys, which relate in any way to the Company’s business or operation. Dwyer may retain permanent possession of the following items of BTFHC property previously issued to him: one Toshiba laptop computer (except that the Company shall delete from said computer all files containing any documents, internal memoranda, and records described in the preceding sentence). Dwyer shall be permitted reasonable access to information related to his preparation for and participation in any investigation or proceeding by any governmental agency or self-regulatory organization and any related governmental or private litigation, and such access shall be coordinated with BTFHC’s General Counsel (which may involve exclusion of privileged, work product and other documents, as determined by the General Counsel).

                     5.     Assistance to Dwyer During Consulting Period

                            BTFHC agrees that during a portion of the Consulting Period, from the date hereof through September 30, 2004, Dwyer shall be provided with secretarial assistance on-site at BTFHC’s corporate offices, voicemail at his current telephone number for any telephone communications and e-mail at his current e-mail address solely for electronic communications.

                     6.     Proprietary Information

                            Dwyer further acknowledges that, in the course of his employment at the Company, he has come to know certain information which is proprietary to the Company, including, but not limited to, confidential personnel information, confidential and/or privileged information of a legal nature, confidential financial information and projects, computer software and databases, information concerning pending or potential transactions, marketing techniques and strategies, and other confidential information of the Company. As consideration for the benefits set forth in the Agreement, Dwyer agrees not to disclose this information to anyone and not to use this information for any personal or business purpose, unless specifically directed to do so by BTFHC’s President and/or Chief Executive Officer and/or General Counsel in the course of his duties as a Consultant. It is further understood and agreed that the terms of Section 6, Covenants, of the Employment Agreement are incorporated herein, and that the terms of Subsection 6(d), No Competition, of the Employment Agreement shall apply during the Consulting Period but shall not apply thereafter.

                     7.     Receipt of Salary and Benefits.

                            (a)     Except as otherwise set forth herein, Dwyer acknowledges that the salary and benefits he received from BTFHC are in full and complete satisfaction of all BTFHC salary and benefit obligations, and that neither BTFHC nor any person or entity on behalf of BTFHC shall make any further payments to Dwyer or make any payments or contributions on behalf of Dwyer of salary, insurance, pension, income replacement or any other compensation or benefits.

                            (b)     Notwithstanding the foregoing, it is understood and agreed that neither this Agreement or the general release set forth herein shall adversely affect any vested rights or benefits in any qualified or supplemental retirement plan of BTFHC.

           G.     NON-DISPARAGEMENT.

                     1.     Dwyer agrees not to make any statements to, or engage in any conduct in the presence of: (i) any media (broadcast, print or internet); (ii) any current or former employees of BTFHC; or (iii) any current, former or prospective BTFHC customer, business associate, vendor, consultant, financial institution, accountant, investor, shareholder, bondholder, investment banker or any other person or entity, if such statement or conduct may reasonably be expected to have the effect of disparaging BTFHC. Notwithstanding the foregoing, nothing in this Section shall prohibit Dwyer from making truthful statements when required by order of a court of other governmental body having jurisdiction or making truthful statements in private conversations in connection with seeking employment or other occupational engagements. With regard to any inquiries from prospective employers of Dwyer, BTFHC agrees to provide a neutral reference for Dwyer, consistent with Company policy, verifying only his dates of employment and positions held, it being understood that any such inquiries by prospective employers shall be referred by Dwyer to the Senior Vice President and Chief Administrative Officer (or his designate) in the Human Resources Department of BTFHC.

                     2.     This Agreement shall not be viewed as interfering with any request by Dwyer for personal references from any current or former officers of BTFHC, except that any references provided by such persons shall not be viewed in any manner as being made on behalf of the Company.

           H.     INDEMNIFICATION.     BTFHC shall indemnify Dwyer for claims based upon his acts and/or omissions during his employment and/or service as a director with BTFHC, in accordance with the indemnification agreement dated January 3, 1996 between BTFHC and Dwyer.

           I.     PRESS RELEASE.     Prior to issuing any press release regarding Dwyer’s change in status with BTFHC, BTFHC shall deliver to Dwyer and his attorneys the press release for their review. BTFHC shall consider any comments on the press release from Dwyer and/or his attorneys which are provided to BTFHC within three (3) hours of such delivery.

           J.     ATTORNEY FEES.     As soon as practicable after Dwyer’s presentation of appropriate documentation to BTFHC, BTFHC shall pay up to fifteen thousand dollars ($15,000) for reasonable attorney fees and related expenses for services rendered to Dwyer in connection with the negotiation and preparation of and advice concerning this Agreement.

           K.     ENTIRE AGREEMENT.     Except as otherwise set forth herein, this Agreement contains the entire understanding of the parties to this Agreement and supersedes any and all previous oral and written agreements. There are no agreements, representations or understandings other than those set forth herein. This Agreement may be modified only by a written agreement signed by each of the parties to this Agreement.

           L.     NON-ASSIGNMENT.     Each of the parties to this Agreement warrants that such party has not assigned, conveyed or transferred any claim, right or cause of action of any kind that the party has or may have in connection with, relating to or arising out of any fact, allegation or matter which was or could have been raised or settled in this Agreement.

           M.     CONSTRUCTION.     Each party to this Agreement has cooperated in the preparation of this Agreement. Hence, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

           N.     EFFECTUATION.     Each of the parties to this Agreement agrees to execute any and all additional documents necessary to effectuate the intent and purpose of this Agreement.

           O.     BINDING AGREEMENT.     This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and the heirs, executors, conservators, attorneys, administrators, successors and assigns of each of such parties. Each of the parties to this Agreement represents and warrants that the party’s own execution and performance of this Agreement does not violate any agreement, court order or other covenant or restriction binding upon that party.

           P.     CHOICE OF LAW.     This Agreement shall be interpreted in accordance with the laws of the State of Illinois.

           Q.     BREACH AND/OR ENFORCEMENT OF AGREEMENT.     Any disputes relating to enforcement and/or breach of this Agreement shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association and the prevailing party shall be entitled to costs and reasonable attorneys’ fees based on the action.

           R.     SURVIVAL.     All obligations of either BTFHC or Dwyer which by their terms apply to the period after the termination of the Consulting Period shall survive such termination, including without limitation Sections E. (“Nondisclosure”), F.1. (“No Other Charges or Complaints”), F.2. (“Release and Covenant Not to Sue or Institute Charges”), F.6. (“Proprietary Information”), G. (“Non-Disparagement”), H. (“Indemnification”) and Q. (“Breach and/or Enforcement of Agreement”) of this Agreement.

           S.     COUNTERPARTS.     This Agreement may be signed in counterparts, each of which shall be deemed to be an original for all purposes.

           T.     SEVERABILITY.     In the event that any provision of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, such provisions or portions thereof shall be severed from this Agreement and the remaining provisions of this Agreement and portions thereof shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. Notwithstanding the foregoing, Dwyer agrees that he shall not at any time attempt to challenge the enforceability of the release, as set forth in Section F of this Agreement, or any other portion of this Agreement. The waiver by any party of a breach or violation of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent or continuing breach thereof.

           U.     COMPLIANCE WITH OLDER WORKERS’ BENEFIT PROTECTION ACT.     Dwyer shall have twenty-one (21) days in which to review this Agreement and have it reviewed by an attorney, it being understood that, at his option, Dwyer shall have the right to execute the Agreement prior to that date. It is also understood and agreed that Dwyer shall be bound by the Agreement if not revoked within seven (7) days after execution of the Agreement. Dwyer understands and agrees that he is being provided with consideration greater than that to which he is entitled, and it is further understood and agreed that, by this Agreement, neither Dwyer nor BTFHC is waiving any rights that may arise after entering into this Agreement. Dwyer also has been advised of his right to consult with legal counsel prior to executing a copy of this Agreement.

EACH OF THE PARTIES REPRESENTS AND WARRANTS THAT THE PARTY IS REPRESENTED BY COUNSEL AND HAS CONSULTED WITH THE PARTY’S ATTORNEY THROUGHOUT THESE PROCEEDINGS, INCLUDING ABOUT THE PROVISIONS OF THIS AGREEMENT. DWYER FURTHER REPRESENTS AND WARRANTS THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS ITS TERMS AND ITS LEGAL CONSEQUENCES, HAS BEEN AFFORDED SUFFICIENT TIME IN WHICH TO CONSIDER THIS AGREEMENT AND ITS RELEASE OF ALL CLAIMS, AND IS ENTERING INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

BALLY TOTAL FITNESS HOLDING
John W. Dwyer	CORPORATION

By:

Its: